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                                  EXHIBIT 11
                       FERRO CORPORATION AND SUBSIDIARIES
             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

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                                                                            3 Months         3 Months
(Dollars in Thousands)                                                        March            March
                                                                              1995             1994
                                                                           ----------       ----------
      PRIMARY:

            Weighted average shares and common stock equivalents           27,985,977       29,610,820

            Net Income                                                        $13,096          $11,324

            Less Preferred Stock Dividend, Net of Tax                            (911)            (886)
                                                                           ----------       ----------
            Income Available to Common Shareholders                           $12,185          $10,438

PRIMARY EARNINGS PER COMMON SHARE                                               $0.44            $0.35

      FULLY DILUTED:

            Weighted average shares and common stock equivalents           27,985,977       29,610,820

            Adjustments (primarily assumed conversion of
                convertible preferred stock)                                2,432,577        2,473,420
                                                                           ----------       ----------
                                                                           30,418,554       32,084,240

            Net Income                                                        $13,096          $11,324

            Additional ESOP Contribution, Net of Tax                             (511)            (520)
                                                                           ----------       ----------
            Adjusted Net Income                                               $12,585          $10,804

 FULLY DILUTED EARNINGS PER SHARE                                               $0.41            $0.34

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